EXHIBIT 13.1

906 CERTIFICATION

October 12, 2010

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted in connection with amendment to the Telecom Italia S.p.A. Annual Report on Form 20-F/A for the year ended December 31, 2009, (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Franco Bernabè, the Chief Executive Officer, and Andrea Mangoni, the Chief Financial Officer, of Telecom Italia S.p.A., each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Telecom Italia S.p.A..

By:	/s/ FRANCO BERNABÈ
Name:	Franco Bernabè
Title:	Chief Executive Officer

By:	/s/ ANDREA MANGONI
Name:	Andrea Mangoni
Title:	Chief Financial Officer